EXHIBIT 99.1
FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

CONTACT:	RONALD L. JUSTICE FENTURA FINANCIAL, INC. (810)714-3902 February 1, 2007
For Immediate Release
FENTURA FINANCIAL, INC. ANNOUNCES A 15% INCREASE IN
QUARTERLY NET INCOME AND A 5% INCREASE IN NET
INCOME FOR 2006
          Fenton, Michigan—February 1, 2007—Fentura Financial, Inc. (trading symbol: FETM), the holding company for The State Bank of Fenton, Michigan, Davison State Bank of Davison, Michigan, and West Michigan Community Bank of Hudsonville, Michigan, today reported that improved net interest income from loan growth and increases in trust and investment revenues and deposit service fees contributed to a 5% increase in net income for the year ended December 31, 2006.
Financial highlights for 2006 compared to 2005 include:

1.	Fourth quarter net income increased 15% compared to the same period in 2005.

2.	Yearly total interest income increased 17.8% driven by increases in interest income on loans.

3.	Non-interest income increased 11.1% during 2006, with increases in service charges on deposits and income from trust and investment services.

4.	Total loans including loans held for sale increased $12,821,000 or 2.91% during 2006. 5. A solid 4.11% net interest margin was achieved for 2006. 6. Return on average equity was 10.82% for the year.

7.	While non-performing assets increased to 1.08% of total assets, overall asset quality remains strong.
          According to President and CEO, Donald L. Grill, “2006 was another record year for Fentura Financial, Inc. and its affiliate banks. Considering the challenges presented by the Michigan economy, I am proud that the Fentura team was able to continue to grow profitably, control costs, and manage asset quality at a level that resulted in such fine performance.”
Components of Fourth Quarter Results
          For the fourth quarter ended December 31, 2006, net income totaled $1,506,000 or $0.70 per diluted share, compared to $1,310,000, or $0.62 per diluted share achieved during the fourth quarter of 2005 an increase of 15%. Contributing to the improved earnings was a non-interest income increase of $374,000 or 22.7% to $2,018,000 compared to the $1,644,000 reported for the same period in 2005 based on improved levels of service charges on deposits and trust and investment services income in 2006. Non-interest income increases were partially offset by non-interest expenses which increased by a modest $67,000 or 1.3% comparing the two periods. Non-interest expenses increased in 2006 due to the occupancy expenses associated with the opening of a new community office of The State Bank in Grand Blanc, Michigan. Net interest income after provision for loan losses was flat comparing the two periods.
          Provision for loan losses was $240,000 for the three months ended December 31, 2006 compared to $387,000 for the same period in 2005. The Company performs a quarterly analysis of the adequacy of the allowance for loan and lease losses to determine the necessary allowance balance to cover identified losses based upon information available at that time regarding assets quality, loan trends and other economic factors. The provision recorded is a result of this computation and while the provision was lower in 2006, the allowance for loan and lease losses to gross loans of 1.48% at December 31, 2006 was higher than the 1.43% reported at December 31, 2005.
Year-to-Date Results
          Net income for the year totaled $5,308,000 or $2.47 per diluted share, compared to $5,054,000 or $2.40 per diluted share for 2005. Contributing to the increase in net income was net interest income which totaled $23,008,000 for the twelve month period ending December 31, 2006, an increase of $428,000 or 1.9% compared to the $22,580,000 reported for the same period in 2005. Total interest income increased $6,038,000 or 17.8% in 2006 from interest earned on new loans and due to increases in certain loan rate levels driven by increased market interest rates. The increase in interest income was partially offset by an interest expense increase of $5,610,000. Deposit interest rates were also impacted by the changes in market rates and competitive pressures, which caused the increase in interest expense in 2006. The net interest margin derived from the net interest income as a percent of average earning assets declined from the 4.23% reported in 2005 but remained strong at 4.11%.
          Non-interest income at $7,643,000 for the twelve months ended December 31, 2006 increased $761,000 or 11.1% compared to the $6,882,000 reported in 2005. Contributing to the improved non-interest income, service charges on deposits increased 7.6% during the period and income from trust and investment services increased 34.3% in 2006 based on growth of trust, brokerage, and financial planning services.
          Non-interest expense increased $1,186,000 or 5.7% to $21,986,000 during 2006 compared to the $20,800,000 reported for 2005. Increased salary and benefit expenses and occupancy expense associated with the opening of a new community office of The State Bank contributed to the increase in total non-interest expense.
          Provision for loan losses was $1,120,000 for the twelve months ended December 31, 2006 compared to $1,389,000 for 2005. The allowance for loan and lease losses to gross loans of 1.48% at December 31, 2006 was estimated as adequate based on the analysis described previously, and was higher than the 1.43% reported at December 31, 2005.
          Total loans including loans held for sale were $453,219,000 at December 31, 2006, an increase of $12,821,000 or 2.9% compared to the $440,398,000 reported at December 31, 2005. The year-to-year increase in total loans was primarily attributable to the $20,444,000 or 6.2%

growth of commercial and real estate construction loans. Loan growth, as well as an increase in bank premises and equipment from the new community office at The State Bank contributed to the $3,209,000 increase in total assets to $622,298,000 at December 31, 2006 compared to the $619,089,000 reported for 2005.
          The return on average assets for the Company at .85% for the year ended December 31, 2006 was unchanged from the .85% reported for 2005. The return on average shareholders’ equity for 2006 was 10.82% compared to 11.09% reported for 2005. Cash dividends paid to shareholders during 2006 increased 6.8% to $.94 per share compared to the $.88 per share paid in 2005. The 2006 fourth quarter dividend represents the 74th consecutive regular quarterly dividend paid since the Holding Company was formed in 1988.
          Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
All per share information reflects a 10% stock dividend paid on August 4, 2006 for shareholders of record July 31, 2006.
# # #
CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filing with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2006	2006	2006	2006	2005

ASSETS
Cash and cash equivalents
Cash and due from banks	$19,946	$17,473	$19,346	$19,156	$21,327
Short term investments	9,500	8,950	6,900	8,650	9,750

Total cash & cash equivalents	29,446	26,423	26,246	27,806	31,077

Securities:
Securities available for sale	91,104	92,557	92,646	93,217	99,542
Securities held to maturity	11,899	12,202	16,958	15,395	14,851

Total securities	103,003	104,759	109,604	108,612	114,393
Loans held for sale	2,226	2,079	679	1,695	1,042
Loans:
Commercial	272,401	268,305	265,097	260,054	254,498
Real estate — construction	78,927	82,414	87,908	86,449	76,386
Real estate — mortgage	36,867	37,963	37,076	36,347	37,627
Consumer	62,798	65,090	66,896	69,534	70,845

Total loans	450,993	453,772	456,977	452,384	439,356
Less: Allowance for loan losses	(6,692)	(6,625)	(6,682)	(6,518)	(6,301)

Net loans	444,301	447,147	450,295	445,866	433,055

Bank owned life insurance	6,815	6,736	6,683	6,642	6,579
Bank premises and equipment	16,854	16,564	16,665	15,350	14,617
Federal Home Loan Bank stock	2,032	2,172	2,432	2,300	2,300
Accrued interest receivable	2,985	3,079	2,837	2,830	2,676
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	759	835	912	988	1,075
Other assets	5,922	5,215	4,857	4,276	4,320

TOTAL ASSETS	$622,298	$622,964	$629,165	$624,320	$619,089

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	74,887	75,564	77,463	77,652	76,792
Interest bearing deposits	453,668	456,021	456,937	456,313	451,262

Total deposits	528,555	531,585	534,400	533,965	528,054

Short-term borrowings	1,500	1,251	6,565	20	1,537
Federal Home Loan Bank Advances	11,052	11,091	12,130	14,189	14,228
Repurchase agreements	10,000	10,000	10,000	10,000	10,000
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Accrued interest, taxes & other liabilities	5,873	5,094	4,026	4,420	4,375

Total liabilities	570,980	573,021	581,121	576,594	572,194

STOCKHOLDERS’ EQUITY
Common stock — no par value
5,000,000 shares authorized	42,158	41,978	41,810	34,798	34,491
Retained earnings	10,118	9,149	8,358	14,431	13,729
Accumulated other comprehensive income (loss)	(958)	(1,184)	(2,124)	(1,503)	(1,325)

Total stockholders’ equity	51,318	49,943	48,044	47,726	46,895

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$622,298	$622,964	$629,165	$624,320	$619,089

* Common stock shares issued & outstanding	2,152,862	2,147,408	2,142,496	2,130,564	2,124,427

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	1.13%	0.44%	0.44%	0.46%	0.67%
Allowance for Loan Losses as a % of Non-Performing Loans	131.16%	333.58%	330.14%	312.91%	213.09%
Accruing Loans Past Due 90 Days More to Total Loans	0.51%	0.02%	0.04%	0.02%	0.02%
Non-Performing Assets as a % of Total Assets	1.08%	0.48%	0.44%	0.35%	0.56%

Quarterly Average Balances:
Total Loans	452,334	451,301	455,734	446,889	436,632
Total Earning Assets	569,756	577,454	573,687	570,751	559,834
Total Shareholders’ Equity	51,253	48,844	48,223	47,937	47,497
Total Assets	620,960	630,713	622,474	619,398	610,275
Diluted Shares Outstanding	2,155,400	2,149,598	2,135,056	2,137,265	2,128,215

*	Per share data adjusted for 10% stock dividend paid August 4, 2006

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended					Twelve months ended
	Dec 31	Sept 30	June 30	March 31	Dec 31	Dec 31	Dec 31
	2006	2006	2006	2006	2005	2006	2005

Interest income:
Interest & fees on loans	$8,920	$8,929	$8,852	$8,430	$8,154	$35,131	$29,670
Interest & dividends on securities:
Taxable	865	860	852	883	786	3,461	3,250
Tax-exempt	202	205	196	207	90	809	794
Interest on federal funds sold	124	218	79	94	110	515	164

Total interest income	10,111	10,212	9,979	9,614	9,140	39,916	33,878

Interest expense:
Deposits	3,964	3,943	3,594	3,241	2,941	14,743	9,390
Borrowings	552	567	540	507	473	2,165	1,908

Total interest expense	4,516	4,510	4,134	3,748	3,414	16,908	11,298

Net interest income	5,595	5,702	5,845	5,866	5,726	23,008	22,580
Provision for loan losses	240	240	240	400	387	1,120	1,389

Net interest income after provision for loan losses	5,355	5,462	5,605	5,466	5,339	21,888	21,191

Non-interest income:
Service charges on deposit accounts	958	989	950	831	874	3,708	3,445
Gain on sale of mortgage loans	171	124	157	163	212	615	842
Trust & investment services income	382	372	417	383	315	1,554	1,157
Loss on sale of securities	—	(2)	—	—	(41)	(2)	(149)
Other income and fees	507	457	364	420	284	1,768	1,587

Total non-interest income	2,018	1,940	1,888	1,797	1,644	7,643	6,882

Non-interest expense:
Salaries & employee benefits	2,894	3,197	3,313	3,334	2,920	12,738	11,983
Occupancy	459	457	510	432	348	1,858	1,673
Furniture and equipment	539	541	551	508	504	2,140	2,080
Loan and collection	93	72	84	71	133	320	388
Advertising and promotional	130	140	201	153	118	624	627
Other operating expenses	1,087	1,096	1,054	1,071	1,112	4,306	4,049

Total non-interest expense	5,202	5,503	5,713	5,569	5,135	21,986	20,800

Income before federal income taxes	2,171	1,899	1,780	1,694	1,848	7,545	7,273
Federal income taxes	665	563	522	487	538	2,237	2,219

Net Income	$1,506	$1,336	$1,258	$1,207	$1,310	$5,308	$5,054

*Per Share Data:
Basic earnings	$0.70	$0.62	$0.59	$0.56	$0.62	$2.48	$2.41
Diluted earnings	$0.70	$0.62	$0.59	$0.56	$0.62	$2.47	$2.40
Cash dividends declared	$0.25	$0.23	$0.23	$0.23	$0.23	$0.94	$0.88

Performance Ratios:
Return on Average Assets	0.96%	0.84%	0.81%	0.79%	0.85%	0.85%	0.85%
Return on Average Equity	11.66%	10.85%	10.46%	10.21%	10.94%	10.82%	11.09%
Net Interest Margin (FTE)	3.90%	4.01%	4.17%	4.26%	4.11%	4.11%	4.23%
Book Value Per Share	$24.08	$23.25	$20.38	$20.38	$22.07	$24.08	$22.07
Net Charge-offs	173	297	76	183	380	729	589
Ratio of Net charge-offs to Gross Loans	0.04%	0.12%	0.06%	0.04%	0.09%	0.16%	0.13%

*	Per share data adjusted for 10% stock dividend paid August 4, 2006